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                                                                   EXHIBIT 23.10



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated August 1, 1997, with respect to the balance sheets of Ward Howell International, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 which report appears in the Form 8-K of Lamalie Associates, Inc. to be filed on March 13, 1998.

                                  /s/ KPMG PEAT MARWICK LLP

New York, New York
March 10, 1998